Exhibit 99.1

Allison Transmission announces receipt of requisite consents and expiration of consent solicitation

INDIANAPOLIS – Allison Transmission, Inc. (“Allison”), a wholly owned subsidiary of Allison Transmission Holdings, Inc., announced today that in connection with its cash tender offer to purchase any and all of its outstanding 7.125% Senior Notes due 2019 (CUSIP Nos. 019736AC1 and U01979AC4) (the “notes”) and its solicitation for consents to certain proposed amendments (the “Proposed Amendments”) to the indenture (the “Indenture”) governing the notes (such offer and consent solicitation being referred to herein as the “Offer”) it has received the requisite consents for the Proposed Amendments, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement and related Letter of Transmittal and Consent, each dated as of March 18, 2015 (together, the “Offer Materials”). The Proposed Amendments eliminate substantially all of the restrictive covenants (other than, among other covenants, the covenant to pay interest and premium, if any, on, and principal of, the notes when due), certain events of default and other related provisions contained in the Indenture and the notes.

As of 5:00 p.m., New York City time, on March 31, 2015 (the “Consent Time”), Allison had received valid consents representing a majority in aggregate principal amount of the outstanding notes (excluding notes held by Allison and its affiliates). Accordingly, Allison and Wells Fargo Bank, National Association, as trustee, have entered into a supplemental indenture giving effect to the Proposed Amendments. Subject to the terms and conditions set forth in the Offer Materials, Allison will pay eligible holders who have validly tendered their notes at or prior to the Consent Time and not validly withdrawn their notes at or prior to the Withdrawal Time (as defined below) a cash payment equal to $1,042.00 per $1,000 aggregate principal amount of notes (the “Total Consideration”). The Total Consideration consists of (i) $1,012.00 per $1,000 principal amount of the notes for which notes were validly tendered and not validly withdrawn in the related tender offer (the “Tender Offer Consideration”) and (ii) $30.00 per $1,000 principal amount of the notes for which consents to the Proposed Amendments were validly delivered at or prior to the Consent Time and not validly revoked at or prior to the Withdrawal Time (the “Consent Payment”). Holders who validly tender their notes after the Consent Time but at or prior to 11:59 p.m., New York City time, on April 14, 2015 will only be eligible to receive the Tender Offer Consideration. The “Withdrawal Time” means such time as the trustee under the Indenture receives an officer’s certificate certifying receipt of the requisite consents in compliance with the terms of the Indenture. The delivery of such officer’s certificate occurred at the Consent Time. Certain of Allison’s officers own an aggregate principal amount of $550,000 of the notes, and may tender such notes in the Offer. If any such notes were tendered and accepted in the Offer, such officers would receive the Total Consideration or the Tender Offer Consideration, as the case may be.

The Proposed Amendments will become operative upon payment by Allison of the Total Consideration or the Tender Offer Consideration, as the case may be, to Global Bondholder Services Corporation, as the depositary for the Offer (in such capacity, the “Depositary”), or, upon the Depositary’s instructions, The Depository Trust Company, on behalf of the holders of the notes. The Offer is subject to the satisfaction of certain conditions, including completion of a bank financing on terms and conditions satisfactory to Allison sufficient to fund the repurchase of all notes tendered, including the payment of the Consent Payment, accrued interest and related expenses incurred in connection therewith and, at Allison’s option, redeem any notes. If any of the conditions is not satisfied, Allison is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered notes, in each event subject to applicable laws, and may terminate the Offer. The Offer is not conditioned on the tender of a minimum principal amount of notes. There can be no assurance that the bank financing will be completed.

Persons with questions regarding the tender offer or consent solicitation should contact Citigroup Global Markets Inc., who serves as the dealer manager and the solicitation agent in connection with the Offer, at (800) 558-3745 or collect at (212) 723-6106, or Global Bondholder Services Corporation, who serves as depositary and information agent in connection with the Offer, by phone at (866) 470-3900 or (212) 430-3774.

This press release is for information purposes only and is neither an offer to purchase nor a solicitation of an offer to sell or a solicitation of consents with respect to the notes or any other securities. The Offer is made only by and pursuant to the terms of the Offer Materials and the information in this press release is qualified by reference to the Offer Materials. The Offer is not being made to holders of notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Allison, the dealer manager and solicitation agent or the depositary and information agent makes any recommendations as to whether holders should tender their notes pursuant to the Offer. Holders must make their own decisions as to whether to tender notes, and, if so, the principal amount of notes to tender.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is the world’s largest manufacturer of fully automatic transmissions for medium- and heavy-duty commercial vehicles and is a leader in hybrid-propulsion systems for city buses. Allison transmissions are used in a variety of applications including refuse, construction, fire, distribution, bus, motorhomes, defense and energy. Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA and employs approximately 2,700 people worldwide. With a market presence in more than 80 countries, Allison has regional headquarters in the Netherlands, China and Brazil with manufacturing facilities in the U.S., Hungary and India. Allison also has approximately 1,400 independent distributor and dealer locations worldwide.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements, including all statements regarding future financial results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to our substantial indebtedness; our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the concentration of our net sales in our top five customers and the loss of any one of these; future reductions or changes in government subsidies for hybrid vehicles, U.S. defense spending; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments and changing customer needs; risks associated with our international operations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers; and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contact

Craig M. Koven

Manager, Corporate Communications

Allison Transmission

craig.koven@allisontransmission.com

317-242-3432